Exhibit 99.1

                PMC-Sierra Reports Profit in Third Quarter 2003

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 16,
2003--PMC-Sierra(TM) Inc. (Nasdaq:PMCS)

    -- Q3 Net Revenues: $63.1 million

    -- Q3 Net Income: $0.8m Non-GAAP or $0.00/sh.; $3.2m GAAP or
$0.02/sh.

    -- Company repurchased $100 million of subordinated convertible notes in Q3

    PMC-Sierra(TM) Inc., a leading provider of high-speed broadband communications and storage semiconductors and MIPS-based(TM) microprocessors, today reported its third quarter results for the period ended September 28, 2003.
    Net revenues in the third quarter of 2003 were $63.1 million compared with $60.4 million for the second quarter of 2003 and $59.6 million for the same period a year ago. This represented an increase in revenues of 4.5 percent sequentially and 5.9 percent on a year-over-year basis.
    Net income in the third quarter of 2003 on a non-GAAP basis was $0.8 million (non-GAAP diluted earnings per share of $0.00) compared with a non-GAAP net loss of $3.9 million (non-GAAP net loss per share of $0.02) in the prior quarter.
    GAAP net income in the third quarter of 2003 was $3.2 million (GAAP diluted earnings per share of $0.02). This compares to GAAP net loss of $9.2 million in the second quarter of 2003 (GAAP net loss per share of $0.05).
    Non-GAAP net income in the third quarter of 2003 excludes the following items: (i) a gain of $1.7 million on repurchase of convertible subordinated notes; (ii) a net reversal of $1.1 million of restructuring provision; (iii) $0.3 million in amortization of deferred stock compensation; and (iv) a loss on sale of other investments of $0.2 million. (For a full reconciliation of GAAP versus non-GAAP for the second and third quarters of 2003 as well as the third quarter of 2002, please see the schedule on page 6 of this release). The Company believes that the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its operating performance and planning for the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.
    "After two-and-a-half years of hard work, PMC-Sierra has reached its intermediate goal of achieving profitability while enhancing our competitive position in the service provider, MIPS-based microprocessor, and enterprise and storage semiconductor markets. The next milestone for the Company is to achieve model profitability," said Bob Bailey, president and chief executive officer of PMC-Sierra.
    The Company repurchased $100 million in face value of convertible subordinated notes during the third quarter at a cost of $96.7 million. The face value of the remaining notes is $175 million and they mature on August 15, 2006. The notes are convertible into common shares of PMC-Sierra at a conversion price of $42.43 per share and have an annual interest rate of 3.75 percent.
    As previously announced, during the quarter, PMC-Sierra eliminated its lease obligation at the Mission Towers Two building located at Freedom Circle in Santa Clara, CA. The Company purchased and resold the facility at a net cost of approximately $102 million. The transaction eliminated the Company's remaining rental commitment for the building of about $215 million that was due through December 2011.
    "From a financial perspective, this past quarter was very productive," said Alan Krock, vice president of finance and chief financial officer of PMC-Sierra. "Significant future period obligations were settled in the third quarter. In addition, we exceeded our previous operating expense reduction targets established in January 2003. We remain focused on maintaining operating leverage as our markets begin to improve."

    New products announced in the third quarter of 2003 include the following:

    -- 4G Fibre Channel for Next-Gen Storage Systems - announced sampling of the industry's first 4.25 Gbit/s Fibre Channel intelligent Port Bypass Controllers and Quad CMOS SERDES devices for next-generation enterprise storage arrays and storage network applications. The PBC 4x4G and PBC 18x4G intelligent Port Bypass
Controllers support 4.25 Gbit/s enterprise-class disk enclosure applications. The QuadPHY(R) 4GFC four channel CMOS SERDES are deployed in Fibre Channel Fabric Switch and Host-Bus Adapter applications.

    -- Framing/Mapping Devices for SONET/SDH Transport - introduced the ARROW 12xETEC, a 12 channel DS3/E3/STS-1E framing and mapping device for existing and next-generation ADMs, MSPPs, Digital Cross-Connects and terminal multiplexers. The new device offers a power savings of over 50 percent and transport designers can leverage the ARROW 12xETEC's power efficiency to scale DS3/E3/STS-1E tributary line cards while lowering overall costs.

    -- Next-Gen Metro Transport Framers - introduced the ARROW 622 and ARROW 155 Metro access and transport framers for use in a wide array of SONET/SDH applications including ADMs, Customer Premise Equipment, DSLAMs, Media Gateways, MSPPs, and MS Switches. Both devices support a broad range of optical and electrical interfaces (OC-12/STM-4, OC-3/STM-1, EC-1, DS3, and E3) to enable OEMs to significantly lower design and manufacturing costs.

    -- SERDES Product Line Extended - the 6-channel HexPHY 1GR and the 4-channel QuadPHY 1GR serializer/deserializer devices were introduced for high-speed serial backplanes and Gigabit Ethernet transceivers. Both devices use PMC-Sierra's proven mixed-signal technology and are used in enterprise Ethernet switches, blade servers, and access/metro transport network equipment.

    Third Quarter 2003 Conference Call

    Management will review the third quarter 2003 results and provide guidance for the fourth quarter of 2003 during a conference call at 1:30 PM Pacific Time/4:30 PM Eastern Time today. To listen to the call, investors can access an audio webcast of the conference from the Investor Relations page of PMC-Sierra's corporate website at www.pmc-sierra.com. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2621 approximately ten minutes before the 1:30 PM Pacific start time. A phone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 (replay access code is 701006).

    Fourth Quarter 2003 Conference Call

    PMC-Sierra will be releasing its results for the fourth quarter on January 22, 2004. A conference call will be held that day to review the quarter and provide an outlook for the first quarter of 2004.

    About PMC-Sierra

    PMC-Sierra is a leading provider of high-speed broadband communications and storage semiconductors and MIPS-based(TM) processors for Enterprise, Access, Metro Optical Transport, Storage Area Networking and Wireless network equipment. The company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C)Copyright PMC-Sierra, Inc. 2003. PMC, PMCS, PMC-Sierra and
"Thinking you can build on" are trademarks of PMC-Sierra, Inc.





                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                             Three Months Ended
                                       -----------------------------
                                        Sep 28,   Jun 29,   Sep 29,
                                        2003 (1)  2003 (2)  2002 (3)
Net revenues
  Networking                            $63,100   $59,610   $59,358
  Non-networking                              -       768       226
                                       --------- --------- ---------
  Total                                  63,100    60,378    59,584

Gross profit $
  Networking                             41,232    38,748    36,259
  Non-networking                              -       329        96
                                       --------- --------- ---------
  Total                                  41,232    39,077    36,355
                                       --------- --------- ---------

Gross profit %
  Networking                              65.3%     65.0%     61.1%
  Non-networking                              -     42.8%     42.5%
  Total                                   65.3%     64.7%     61.0%

Other costs and expenses:
  Research and development               27,759    32,173    33,977
  Marketing, general and
    administrative                       12,031    12,151    16,030
                                       --------- --------- ---------
Non-GAAP income (loss)
  from operations                         1,442    (5,247)  (13,652)

Interest and other income
  (expense), net                          (267)     (106)    1,374
                                       --------- --------- ---------
Non-GAAP income (loss) before
  provision for income taxes              1,175    (5,353)  (12,278)

Provision for (recovery of)
  income taxes                              329    (1,499)   (3,438)
                                       --------- --------- ---------
Non-GAAP net income (loss)              $   846   $(3,854)  $(8,840)
                                       ========= ========= =========

Non-GAAP net income (loss)
  per share - diluted                    $ 0.00   $ (0.02)  $ (0.05)

Shares used to calculate non-GAAP net
  income (loss) per share - diluted:    186,137   172,289   170,525


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(1) $0.3 million amortization of deferred stock compensation, a $1.1 million net reversal of restructuring costs, $1.7 million gain on extinguishment of debt and $0.2 million loss on sale of investments. The $1.1 million net reversal of restructuring costs is comprised of a $4.5 million reversal of excess facilities costs related to our October 2001 restructuring, $3.1 million additional excess facilities costs related to sites abandoned in our March 2001 restructuring and $0.3 million of restructuring costs related to our January 2003 restructuring.

(2) $0.01 million amortization of deferred stock compensation, a $7.3 million charge for restructuring costs and $2.0 million net gain on other investments. The $7.3 million restructuring charge is comprised of $4.0 million for consolidation of excess facilities, $1.3 million of asset impairments, $1.1 million for obligations incurred in connection with the closure of development sites and $0.8 million for workforce reduction. The $2.0 million net gain on other investments is comprised of a $5.5 million gain on sale of other investments and a $3.5 million charge for impairment of other investments.

(3) $0.5 million amortization of deferred stock compensation and $0.1 million gain on sale of other investments.


                          PMC-Sierra, Inc.
                  NON-GAAP STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                                Nine Months Ended
                                             -----------------------
                                                Sep 28,     Sep 29,
                                                2003 (4)    2002 (5)
Net revenues
  Networking                                  $ 178,096   $ 160,095
  Non-networking                                    768       5,442
                                             ----------- -----------
  Total                                         178,864     165,537

Gross profit $
  Networking                                    113,481      98,662
  Non-networking                                    329       2,329
                                             ----------- -----------
  Total                                         113,810     100,991
                                             ----------- -----------

Gross profit %
  Networking                                      63.7%       61.6%
  Non-networking                                  42.8%       42.8%
  Total                                           63.6%       61.0%

Other costs and expenses:
  Research and development                       90,880     104,649
  Marketing, general and administrative          36,798      49,592
                                             ----------- -----------
Non-GAAP income (loss)
  from operations                               (13,868)    (53,250)

Interest and other income
  (expense), net                                    175       4,134
                                             ----------- -----------
Non-GAAP income (loss) before
  provision for income taxes                    (13,693)    (49,116)

Provision for (recovery of)
  income taxes                                   (3,835)    (13,753)
                                             ----------- -----------
Non-GAAP net income (loss)                    $  (9,858)  $ (35,363)
                                             =========== ===========

Non-GAAP net income (loss)
  per share - diluted                           $ (0.06)    $ (0.21)

Shares used to calculate non-GAAP net
  income (loss) per share - diluted:            172,603     169,945


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(4) $0.7 million amortization of deferred stock compensation, $12.8 million net charge for restructuring costs, a $1.7 million gain on extinguishment of debt, $2.3 million gain on investments and $1.9 million recovery of taxes related to these transactions. The $12.8 million restructuring charge is comprised of $7.2 million for workforce reduction, $7.5 million for excess facilities, $1.5 million for asset impairments, $1.1 million for obligations incurred in connection with the closure of development sites and $4.5 million reversal of excess facilities costs related to our October 2001 restructuring. The $2.3 million net gain on investments is comprised of a $5.8 million net gain on sale of investments and a $3.5 million charge for impairment of other investments.

(5) $2.3 million amortization of deferred stock compensation and $3.1 million gain on sale of other investments.



As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for gross profit, income (loss) from operations, net income (loss) and net income (loss) per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.







                          PMC-Sierra, Inc.
               Reconciliation of Non-GAAP Adjustments
                           (in thousands)
                             (unaudited)

                                             Three Months Ended
                                        ----------------------------
                                         Sep 28,  Jun 29,   Sep 29,
                                          2003      2003      2002

Non-GAAP net income (loss)                $ 846  $ (3,854) $ (8,840)

Amortization of deferred stock
  compensation                             (313)      (13)     (476)
Restructuring costs:
  Workforce reduction                         -      (812)        -
  Excess facility and contract
    settlement costs                      1,272    (4,038)        -
  Write-down of capitalized
    software licenses                         -      (357)        -
  Write-down of property and
    equipment, net                         (179)     (954)        -
  Obligations incurred in connection
    with closure of development sites         -    (1,099)        -
Impairment of other investments               -    (3,500)        -
Gain on extinguishment of debt            1,700         -         -
Gain (loss) on sale of other investments   (162)    5,462        71
Income tax effect of above items              -         -         -
                                        -------- --------- ---------
GAAP net income (loss)                  $ 3,164  $ (9,165) $ (9,245)
                                        ======== ========= =========


                          PMC-Sierra, Inc.
               Reconciliation of Non-GAAP Adjustments
                           (in thousands)
                             (unaudited)

                                                Nine Months Ended
                                            ------------------------
                                               Sep 28,      Sep 29,
                                                 2003         2002

Non-GAAP net income (loss)                    $ (9,858)   $ (35,363)

Amortization of deferred stock compensation       (738)      (2,288)
Restructuring costs:
  Workforce reduction                           (7,196)           -
  Excess facility and contract
    settlement costs                            (3,026)           -
  Write-down of capitalized
    software licenses                             (357)           -
  Write-down of property and equipment, net     (1,133)           -
  Obligations incurred in connection
    with closure of development sites           (1,099)           -
Impairment of other investments                 (3,500)           -
Gain on extinguishment of debt                   1,700            -
Gain (loss) on sale of other investments         5,831        3,135
Income tax effect of above items                 1,860            -
                                            -----------  -----------
GAAP net income (loss)                       $ (17,516)   $ (34,516)
                                            ===========  ===========


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                           Three Months Ended
                                    --------------------------------
                                      Sep 28,    Jun 29,    Sep 29,
                                       2003       2003       2002
Net revenues
 Networking                          $ 63,100   $ 59,610   $ 59,358
 Non-networking                             -        768        226
                                    ---------- ---------- ----------
 Total                                 63,100     60,378     59,584

Cost of revenues                       21,868     21,301     23,229
                                    ---------- ---------- ----------
 Gross profit                          41,232     39,077     36,355


Other costs and expenses:
 Research and development              27,759     32,173     33,977
 Marketing, general and
  administrative                       12,031     12,151     16,030
 Amortization of deferred
  stock compensation:
   Research and development                 -        (82)       453
   Marketing, general and
    administrative                        313         95         23
 Restructuring costs                   (1,093)     7,260          -
                                    ---------- ---------- ----------
Income (loss) from operations           2,222    (12,520)   (14,128)

Interest and other income
 (expense), net                          (267)      (106)     1,374
Gain on extinguishment of debt          1,700          -          -
Gain (loss) on investments               (162)     1,962         71
                                    ---------- ---------- ----------
Income (loss) before provision
 for income taxes                       3,493    (10,664)   (12,683)

Provision for (recovery of)
 income taxes                             329     (1,499)    (3,438)
                                    ---------- ---------- ----------
Net income (loss)                    $  3,164   $ (9,165)  $ (9,245)
                                    ========== ========== ==========

Net income (loss) per common
 share - basic                         $ 0.02    $ (0.05)   $ (0.05)

Net income (loss) per common
 share - diluted                       $ 0.02    $ (0.05)   $ (0.05)

Shares used in per share
 calculation - basic                  174,118    172,289    170,525
Shares used in per share
 calculation - diluted                186,137    172,289    170,525



                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                                Nine Months Ended
                                             -----------------------
                                                Sep 28,     Sep 29,
                                                  2003        2002
Net revenues
 Networking                                   $ 178,096   $ 160,095
 Non-networking                                     768       5,442
                                             ----------- -----------
 Total                                          178,864     165,537

Cost of revenues                                 65,054      64,546
                                             ----------- -----------
 Gross profit                                   113,810     100,991


Other costs and expenses:
 Research and development                        90,880     104,649
 Marketing, general and administrative           36,798      49,592
 Amortization of deferred
  stock compensation:
   Research and development                         317       2,138
   Marketing, general and administrative            421         150
 Restructuring costs                             12,811           -
                                             ----------- -----------
Income (loss) from operations                   (27,417)    (55,538)

Interest and other income (expense), net            175       4,134
Gain on extinguishment of debt                    1,700           -
Gain (loss) on investments                        2,331       3,135
                                             ----------- -----------
Income (loss) before provision
 for income taxes                               (23,211)    (48,269)

Provision for (recovery of)
 income taxes                                    (5,695)    (13,753)
                                             ----------- -----------
Net income (loss)                             $ (17,516)  $ (34,516)
                                             =========== ===========

Net income (loss) per common share - basic      $ (0.10)    $ (0.20)

Net income (loss) per common share - diluted    $ (0.10)    $ (0.20)

Shares used in per share
 calculation - basic                            172,603     169,945
Shares used in per share
 calculation - diluted                          172,603     169,945



                          PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)

                                               Sep 28,      Dec 29,
                                                2003         2002
                                             (unaudited)
ASSETS:
Current assets:
  Cash and short-term investments (1)         $ 351,142   $ 416,659
  Accounts receivable, net                       18,449      16,621
  Inventories, net                               19,690      26,420
  Deferred tax assets                             1,131       1,083
  Prepaid expenses and other current assets      12,691      15,499
                                             ----------- -----------
    Total current assets                        403,103     476,282

Investment in bonds and notes (1)                54,073     148,894
Other investments and assets                      8,010      21,978
Property and equipment, net                      25,124      51,189
Property held for sale                           14,203           -
Goodwill and other intangible assets, net         7,907       8,381
Deposits for wafer fabrication capacity           6,779      21,992
                                             ----------- -----------
                                              $ 519,199   $ 728,716
                                             =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                             $ 22,188    $ 24,697
  Accrued liabilities                            44,255      53,530
  Income taxes payable                           38,578      21,553
  Accrued restructuring costs                    15,274     129,499
  Deferred income                                15,704      17,982
                                             ----------- -----------
    Total current liabilities                   135,999     247,261

3.75% Convertible subordinated notes
  due August 15, 2006                           175,000     275,000
Deferred tax liabilities                             74       2,764

PMC special shares convertible into 2,961
  (2002 - 3,196) shares of common stock           4,636       5,052

Stockholders' equity
  Capital stock and additional
    paid in capital                             857,263     834,265
  Deferred stock compensation                      (212)     (1,158)
  Accumulated other comprehensive income          2,362       3,939
  Accumulated deficit                          (655,923)   (638,407)
                                             ----------- -----------
    Total stockholders' equity                  203,490     198,639
                                             ----------- -----------
                                              $ 519,199   $ 728,716
                                             =========== ===========


(1) Total cash and marketable investments, current and non-current, comprised of Cash and short-term investments plus Investments in bonds and notes, totaled $405.2 million and $565.6 million at September 28, 2003 and December 29, 2002, respectively.


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands)
                             (unaudited)

                                                 Nine Months Ended
                                               ---------------------
                                                  Sep 28,   Sep 29,
                                                   2003       2002

Cash flows from operating activities:
Net loss                                        $(17,516)  $(34,516)
Adjustments to reconcile net loss to net cash
used in operating activities:
 Depreciation and amortization                    23,628     35,256
 Impairment of other investments                   3,500          -
 Noncash restructuring costs                       1,490          -
 Gain on extinguishment of debt                   (1,700)         -
 Gain on sale of investments and other assets (5,818) (3,126) Changes in operating assets and liabilities:
  Accounts receivable                             (1,828)      (952)
  Inventories                                      6,730      6,116
  Prepaid expenses and other current assets        3,216        671
  Accounts payable and accrued liabilities       (11,784)    (2,033)
  Income taxes payable                            17,025     12,454
  Accrued restructuring costs                   (114,200)   (24,386)
  Deferred income                                 (2,278)    (5,361)
                                               ---------- ----------
   Net cash used in operating activities         (99,535)   (15,877)
                                               ---------- ----------

Cash flows from investing activities:
 Change in restricted cash                         2,785          -
 Purchases of short-term investments             (71,239)  (118,887)
 Proceeds from sales and maturities
  of short-term investments                      269,557    107,601
 Purchases of long-term bonds and notes          (95,874)  (141,863)
 Proceeds from sales and maturities
  of long-term bonds and notes                   189,973     93,249
 Other investments                                 7,102     (3,609)
 Proceeds from refund of wafer
  fabrication deposits                            15,213          -
 Purchases of property and equipment             (10,547)    (2,946)
                                               ---------- ----------
   Net cash provided by (used in)
    investing activities                         306,970    (66,455)
                                               ---------- ----------

Cash flows from financing activities:
 Repayment of capital leases and long-term debt        -       (377)
 Repurchase of convertible notes                 (96,680)         -
 Proceeds from issuance of common stock           22,789      9,867
                                               ---------- ----------
   Net cash provided by (used in)
    financing activities                         (73,891)     9,490
                                               ---------- ----------

Net increase (decrease) in cash
 and cash equivalents                            133,544    (72,842)
Cash and cash equivalents,
 beginning of the period                          70,504    152,120
                                               ---------- ----------
Cash and cash equivalents, end of the period    $204,048   $ 79,278
                                               ========== ==========


    CONTACT: PMC-Sierra
             Alan Krock
             VP Finance & CFO
             408/988-1204
             alan_krock@pmc-sierra.com
             OR
             David Climie
             Director, Investor Relations
             408/988-8276
             david_climie@pmc-sierra.com
             OR
             Susan Kirk
             Public Relations
             408/988-8515
             susan_kirk@pmc-sierra.com